Exhibit (a)(1)(ii)

DNP SELECT INCOME FUND INC.

LETTER OF TRANSMITTAL

to Tender

Remarketed Preferred Stock, Series D (Cusip No. 23325P 50 0)

Remarketed Preferred Stock, Series E (Cusip No. 23325P 60 9)

Auction Preferred Stock, Series TH (Cusip No. 23325P 85 6)

and

Auction Preferred Stock, Series F (Cusip No. 23325P 87 2)

Pursuant to the Offer to Purchase dated May 3, 2012

THE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON JUNE 4, 2012, UNLESS EXTENDED OR EARLIER TERMINATED BY DNP SELECT INCOME FUND INC. (THE “FUND”) IN ITS SOLE DISCRETION (SUCH TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”). STOCKHOLDERS MUST VALIDLY TENDER, AND NOT VALIDLY WITHDRAW, THEIR SHARES PRIOR TO THE EXPIRATION TIME TO BE ELIGIBLE TO RECEIVE THE TENDER OFFER CONSIDERATION (AS DEFINED BELOW).

The Depositary for the Offer is:

THE BANK OF NEW YORK MELLON

Delivery By First Class Mail, By Registered, Certified or Express Mail, By Overnight Courier, and By Hand Should

Be Directed To:

Attn: Corporate Trust Administration – Reorg Unit

101 Barclay Street, Floor 7 East

New York, New York 10286

(212) 815-5788

The Information Agent for the Offer is:

AST FUND SOLUTIONS, LLC

110 Wall Street

5th Floor

New York NY 10005

(212) 400-2605

E-mail: wantler@astfundsolutions.com

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FAX NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, NOTES AND ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT’S MESSAGE DELIVERED THROUGH ATOP (AS DEFINED BELOW), IS AT THE ELECTION AND RISK OF HOLDERS.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal relates to the offer by DNP Select Income Fund Inc. (the “Fund”) to purchase for cash (the “Offer”) shares of its preferred stock, par value $0.001 per share (“Preferred Stock”), having an aggregate liquidation preference of up to $200,000,000 (excluding Accrued Dividends (as defined below), fees and expenses)

(the “Maximum Tender Amount”), consisting of (i) Preferred Stock, designated Remarketed Preferred Stock, Series D (“Series D RP”), (ii) Preferred Stock, designated Remarketed Preferred Stock, Series E (“Series E RP”), (iii) Preferred Stock, designated Auction Preferred Stock, Series TH (“Series TH APS”), and (iv) Preferred Stock, designated Auction Preferred Stock, Series F (“Series F APS” and, together with the Series D RP, the Series E RP and the Series TH APS, the “Preferred Shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and in this Letter of Transmittal (as it may be amended or supplemented from time to time, this “Letter of Transmittal”).

Capitalized terms used herein but not defined herein have the meaning given to them in the Offer to Purchase.

PREFERRED STOCK, DESIGNATED REMARKETED PREFERRED STOCK, SERIES D

DESCRIPTION OF SERIES D RP TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Shares of Series D RP Tendered*
1 ☐ All 2 ☐ Partial:
* Unless otherwise indicated, it will be assumed that all shares of Series D RP owned by the registered holder listed above are being tendered.

PREFERRED STOCK, DESIGNATED REMARKETED PREFERRED STOCK, SERIES E

DESCRIPTION OF SERIES E RP TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Shares of Series E RP Tendered*
1 ☐ All 2 ☐ Partial:
* Unless otherwise indicated, it will be assumed that all shares of Series E RP owned by the registered holder listed above are being tendered.

PREFERRED STOCK, DESIGNATED AUCTION PREFERRED STOCK, SERIES TH

DESCRIPTION OF SERIES TH APS TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Shares of Series TH APS Tendered*
1 ☐ All 2 ☐ Partial:
* Unless otherwise indicated, it will be assumed that all shares of Series TH APS owned by the registered holder listed above are being tendered.

PREFERRED STOCK, DESIGNATED AUCTION PREFERRED STOCK, SERIES F

DESCRIPTION OF SERIES TH APS TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Shares of Series F APS Tendered*
1 ☐ All 2 ☐ Partial:
* Unless otherwise indicated, it will be assumed that all shares of Series F APS owned by the registered holder listed above are being tendered.

If you wish to tender all or any part of your Preferred Shares, you should either:

•	tender your Preferred Shares pursuant to the procedure for book-entry tender set forth in Section 4 of the Offer to Purchase; or

•

request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Preferred Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person if you desire to tender your Preferred Shares.

Questions and requests for assistance or for additional copies of this Letter of Transmittal or the Offer to Purchase may be directed to AST Fund Solutions, LLC at its address or telephone number set forth on the first page of this Letter of Transmittal.

ADDITIONAL INFORMATION REGARDING TENDERED PREFERRED SHARES

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

The following must be completed in connection with the tendering of Preferred Shares by delivery by book-entry transfer made to the account maintained by the Depositary with the Book-Entry Transfer Facility:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

Contact Person of Tendering Institution:

Email Address of Contact Person:

Broker-Dealer who submits instructions to the remarketing agent or auction agent or on your behalf:

Name(s) of Tendering Stockholder(s) of Preferred Shares:

Ladies and Gentlemen:

The undersigned hereby tenders to DNP Select Income Fund Inc., a Maryland corporation (the “Fund”), the Preferred Shares indicated in the table above entitled, “Description of Series D RP Tendered”, the table above entitled, “Description of Series E RP Tendered”, the table above entitled, “Description of Series TH APS Tendered” and/or the table above entitled, “Description of Series F APS Tendered”, pursuant to the Fund’s offer to purchase for cash (the “Offer”) shares of its preferred stock, par value $0.001 per share (“Preferred Stock”), having an aggregate liquidation preference of up to $200,000,000 (excluding Accrued Dividends (as defined below), fees and expenses) (the “Maximum Tender Amount”), consisting of (i) Preferred Stock, designated Remarketed Preferred Stock, Series D (“Series D RP”), (ii) Preferred Stock, designated Remarketed Preferred Stock, Series E (“Series E RP”), (iii) Preferred Stock, designated Auction Preferred Stock, Series TH (“Series TH APS”), and (iv) Preferred Stock, designated Auction Preferred Stock, Series F (“Series F APS” and, together with the Series D RP, the Series E RP and the Series TH APS, the “Preferred Shares”), upon the terms and subject to the conditions set forth in the Fund’s Offer to Purchase dated May 3, 2012, receipt of which is hereby acknowledged, and this Letter of Transmittal (which together constitute the “Offer Documents”).

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Preferred Shares tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Preferred Shares that is being tendered hereby, waives and all other rights with respect to the Preferred Shares tendered and appoints The Bank of New York Mellon (the “Depositary”) the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of the Fund) with respect to such Preferred Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(i)

Transfer ownership of such Preferred Shares on the account books maintained by the Book-Entry Transfer Facility (as defined in the Offer to Purchase), as applicable, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Fund;

(ii)	Present such Preferred Shares for transfer on our books; and

(iii)	Receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Shares, subject to the next paragraph, all in accordance with the terms of the Offer.

The undersigned hereby covenants, represents and warrants to the Fund that:

(i)

The undersigned has full power and authority to tender, sell, assign and transfer the Preferred Shares tendered hereby and that when and to the extent the same are accepted for payment by the Fund, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interest, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Preferred Shares and not subject to any adverse claims;

(ii)

The undersigned understands that tenders of Preferred Shares pursuant to any of the procedures described in Section 4 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer, including the undersigned’s representation and warranty that (a) the undersigned has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), in the Preferred Shares or equivalent securities at least equal to the Preferred Shares being tendered, and (b) the tender of Preferred Shares complies with Rule 14e-4;

(iii)

The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Shares tendered hereby; and

(iv)	The undersigned has read, understands and agrees to all the terms of the Offer.

All authority herein conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

All Preferred Shares validly tendered on or before the expiration date and not properly withdrawn will be purchased, subject to the terms and conditions of the Offer (including, without limitation, the Maximum Tender Amount of $200,000,000). If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, such Preferred Shares will be returned without expense to the holder of Preferred Shares in accordance with the terms and conditions described in the Offer to Purchase.

The purchase price will be (a) $96,000 per share of Series D RP, equal to 96% of the $100,000 liquidation preference per share of Series D RP (the “Series D RP Consideration”), (b) $96,000 per share of Series E RP, equal to 96% of the $100,000 liquidation preference per share of Series E RP (the “Series E RP Consideration”), (c) $24,000 per share of Series TH APS, equal to 96% of the $25,000 liquidation preference per share of Series TH APS (the “Series TH APS Consideration”), and (d) $24,000 per share of Series F APS, equal to 96% of the $25,000 liquidation preference per share of Series F APS (the “Series F APS Consideration” and, together with the Series D RP Consideration, the Series E RP Consideration and the Series TH APS Consideration, the “Tender Offer Consideration”), in each case plus Accrued Dividends.

The undersigned understands that tenders of Preferred Shares pursuant to any one of the procedures described in the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The undersigned acknowledges that under no circumstances will the Fund pay interest on the purchase price, including, without limitation, by reason of any delay in making payment.

The Fund is not required to accept for purchase any Preferred Shares tendered after the Expiration Time. The Expiration Time may be extended, as described in the Offer to Purchase.

The undersigned recognizes that under the circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Offer; may postpone the acceptance for payment of, or the payment for, Preferred Shares tendered; or may accept for payment fewer than all of the Preferred Shares tendered.

In consideration for the purchase of Preferred Shares pursuant to the Offer, the undersigned hereby waives, releases, forever discharges and agrees not to sue the Fund or its former, current or future directors, officers, employees, agents, subsidiaries, affiliates, stockholders, predecessors, successors, assigns or other representatives as to any and all claims, demands, causes of action and liabilities of any kind and under any theory whatsoever, whether known or unknown (excluding any liability arising under U.S. federal securities laws in connection with the Offer), by reason of any act, omission, transaction or occurrence, that the undersigned ever had, now has or hereafter may have against the Fund as a result of or in any manner related to the undersigned’s purchase, ownership or disposition of the Preferred Shares pursuant to the Offer or any decline in the value thereof. Without limiting the generality or effect of the foregoing, upon the purchase of Preferred Shares pursuant to the Offer, the Fund shall obtain all rights relating to the undersigned’s ownership of Preferred Shares (including, without limitation, the right to all interest payable on the Preferred Shares) and any and all claims relating thereto.

A wire will be sent to the account at the Book-Entry Transfer Facility for the purchase price of any Preferred Shares purchased.

PLEASE COMPLETE AND SIGN BELOW

(Please also complete and return the Form W-9 below)

(Signature(s) of Owners)

Dated:

Name(s):

(Please Type or Print)

Capacity (full title and location signed):

Address:

(Include Zip Code)

Area Code and Telephone Number:

     (Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and location of signing and see Instruction 1.)

Guarantee Of Signature(s)
(See Instructions 1 and 2)
Authorized Signature:

Name:

Title:
(Please Type or Print)

Name of Firm:

Address:
(Include Zip Code)

Area Code and Telephone No.:

Dated:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.             Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Stockholder(s) of the Preferred Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown on a security position listing as the owner of the Preferred Shares tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Preferred Shares.

If any of the Preferred Shares tendered hereby are registered in the name of two or more Stockholders, all such Stockholders must sign this Letter of Transmittal. If any of the Preferred Shares tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal or any Preferred Shares or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Fund of such person’s authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered Stockholder(s) of the Preferred Shares tendered hereby, no endorsements of Preferred Shares or separate instruments of transfer are required unless payment is to be made, or Preferred Shares not tendered or purchased are to be issued, to a person other than the registered Stockholder(s), in which case signatures on such Preferred Shares or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

Unless this Letter of Transmittal is signed by the registered Stockholder(s) of the Preferred Shares tendered hereby (or by a participant in DTC whose name appears on a security position listing as the owner of such Preferred Shares), such Preferred Shares must be endorsed or accompanied by appropriate instruments of transfer and each such endorsement or instrument of transfer must be signed exactly as the name or names of the registered Stockholder(s) appear on the Preferred Shares (or as the name of such participant appears on a security position listing as the owner of such Preferred Shares); signatures on each such endorsement or instrument of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution (as defined below).

2.             Signature Guarantees. Signatures on this Letter of Transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office in the United States) (an “Eligible Institution”), unless (a) the Letter of Transmittal is signed by the registered Stockholder of the Preferred Shares tendered therewith (or by a participant in DTC whose name appears on a security position listing it as the owner of such Preferred Shares) and payment of the Tender Offer Consideration is to be made, or if any Preferred Shares for principal amounts not rendered or not accepted for purchase are to be issued, directly to such Stockholder (or, if tendered by a participant in DTC, any Preferred Shares for principal amounts not tendered or not accepted for purchase are to be credited to such participant’s account at DTC).

3.             Delivery of Preferred Shares. Delivery of Preferred Shares is to be made by book-entry delivery pursuant to the procedures set forth in the Offer to Purchase; an Agent’s Message (as defined in the Offer to Purchase) should be utilized. A confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Preferred Shares delivered electronically, as well as an Agent’s Message, and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth on the front page of this Letter of Transmittal by the Expiration Time (as defined in the Offer to Purchase).

The method of delivery of any documents is at the option and risk of the tendering Stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional Preferred Shares will be purchased. By executing this Letter of Transmittal, the tendering Stockholder waives any right to receive any notice of the acceptance for payment of the Preferred Shares.

4.             Partial Tenders. If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if any tendered Preferred Shares are not accepted because of an invalid tender, or if any tendered Preferred Shares are properly withdrawn, Preferred Shares will be returned to the appropriate account at the Book-Entry Transfer Facility without charge by the Fund to the tendering Stockholder, as soon as practicable following expiration or termination of the Offer or the proper withdrawal of the Preferred Shares.

5.             Stock Transfer Taxes. The Fund will pay any stock transfer taxes with respect to the sale and transfer of any Preferred Shares to it or its order pursuant to the Offer. If, however, a transfer tax is imposed for any reason other than the sale or transfer of Preferred Shares to the Fund pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered Stockholder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

6.             Form W-9. Notice Pursuant to IRS Circular 230. Any discussion of tax matters set forth in this Letter of Transmittal was written in connection with the promotion or marketing of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by any person, for the purpose of avoiding tax-related penalties under federal, state or local tax law. Each Stockholder is encouraged to seek advice based on its particular circumstances from an independent tax advisor. Under the federal income tax law, the Depositary will be required to withhold 28% of the gross proceeds otherwise payable to certain Stockholders pursuant to the Offer. In order to avoid such backup withholding, each tendering Stockholder, and, if applicable, each other payee, must provide the Depositary with such Stockholder’s or payee’s correct taxpayer identification number and certify that such Stockholder or payee is not subject to such backup withholding by completing the Form W-9. In general, if a Stockholder or payee is an individual, the taxpayer identification number is the Social Security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the Stockholder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service. A false statement made on the Form W-9 without any reasonable basis will be subject to a $500 penalty, and the willful falsification of certifications or affirmations may be subject to criminal penalties, including fines and/or imprisonment. Certain Stockholders or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the Depositary. For further information concerning backup withholding and instructions for completing the Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Form W-9 if Preferred Shares is held in more than one name), consult the General Instructions on Form W-9.

An individual or certain other non-corporate Stockholder’s failure to complete the Form W-9 will not, by itself, cause its Preferred Shares to be deemed invalidly tendered but, as noted above, will require the Depositary to withhold 28% of the gross proceeds otherwise payable to the Stockholder pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. NOTE: FAILURE TO COMPLETE AND RETURN THE FORM W-9 MAY RESULT IN PENALTIES AND BACKUP WITHHOLDING ON ANY AMOUNTS OTHERWISE PAYABLE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE GENERAL INSTRUCTIONS ON FORM W-9.

7.             Requests for Assistance or Additional Copies. If a Stockholder has questions about the Offer or procedures for accepting the Offer, the Stockholder should call the Information Agent at its telephone numbers set forth on the last page of this Letter of Transmittal. If a Stockholder would like additional copies of the Offer to Purchase or this Letter of Transmittal, the Stockholder should call the Information Agent at its telephone numbers set forth on the last page of this Letter of Transmittal.

8.             Irregularities. All determinations as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Preferred Shares pursuant to any of the procedures described above will be made by the Fund in its sole discretion (whose determination shall be final and binding). The Fund expressly reserves the absolute right, in its sole discretion, subject to applicable law, to reject any or all tenders of any Preferred Shares determined by it not to be in proper form or if the acceptance for payment of, or payment for, such Preferred Shares may, in the opinion of counsel to the Fund, be unlawful. The Fund also reserves the absolute right, in its sole discretion, subject to applicable law, to waive or amend any of the conditions of the Offer or to waive any defect or irregularity in any tender with respect to Preferred Shares of any particular Stockholder, whether or not similar defects or irregularities are waived in the case of other Stockholders. The Fund’ interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the Instructions hereto) will be final and binding. None of the Fund, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification.

9.             Waiver of Conditions. The Fund expressly reserves the right prior to the Expiration Time to waive (or to seek to waive) any of the conditions to the Offer, in whole or in part, at any time and from time to time.

10.             Expiration Time. The Expiration Time means, with respect to the Offer, 5:00 p.m., Eastern time, on June 4, 2012, or any later time and date to which the Fund in its sole discretion (subject to applicable law) extends the Offer.

Any questions or requests for assistance or additional copies of this Letter of Transmittal or the Offer to Purchase may be directed to the Information Agent at the telephone numbers and address listed below. A Stockholder may also contact such Stockholder’s broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

AST FUND SOLUTIONS, LLC

110 Wall Street

5th Floor

New York NY 10005

(212) 400-2605

E-mail: wantler@astfundsolutions.com

The Depositary for the Offer is:

THE BANK OF NEW YORK MELLON

Delivery By First Class Mail, By Registered, Certified or Express Mail, By Overnight Courier, and By Hand Should

Be Directed To:

Attn: Corporate Trust Administration – Reorg Unit

101 Barclay Street, Floor 7 East

New York, New York 10286

(212) 815-5788

Form W-9 (Rev. December 2011) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.
Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership)		☐ Exempt payee

☐ Other (see instructions)
Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN).

If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
		-	-

Employer identification number
-

Part II	Certification

Under penalties of perjury, I certify that:

1.    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.    I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person	Date

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

• An estate (other than a foreign estate), or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X	Form W-9 (Rev. 12-2011)

Form W-9 (Rev. 12-2011)	Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8. What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form. Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line. Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Form W-9 (Rev. 12-2011)	Page 3

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/ disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/ disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940, 12. A common trust fund operated by a bank under section 584(a), 13. A financial institution, 14. A middleman known in the investment community as a nominee or custodian, or 15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

Form W-9 (Rev. 12-2011)	Page 4

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester
For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee [1] The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	Give name and EIN of:
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*	Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes.

Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT

(1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.